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                                                              EXHIBIT (a)(1)(XI)

                               SUPPLEMENT TO THE
                           OFFER TO PURCHASE FOR CASH
                                       BY

                             POLYMEDICA CORPORATION
                                       OF
             UP TO 4,316,546 OUTSTANDING SHARES OF ITS COMMON STOCK
                (INCLUDING THE ASSOCIATED STOCK PURCHASE RIGHTS)
   AT A PURCHASE PRICE NOT GREATER THAN $37.50 NOR LESS THAN $34.75 PER SHARE

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 8, 2005, UNLESS THE TENDER OFFER IS FURTHER EXTENDED.

To Our Clients:

     On May 26, 2005, PolyMedica Corporation, a Massachusetts corporation (the "Company"), distributed an Offer to Purchase (as defined below) and a related Letter of Transmittal in connection with its offer to purchase for cash up to 4,878,048 shares of its common stock, $0.01 par value per share, including the associated stock purchase rights issued under the Rights Agreement, between PolyMedica and Equiserve Trust Company, dated September 13, 2002 (the "Shares"), at a price, net to the seller in cash, without interest, specified by its shareholders of not greater than $34.50 nor less than $30.75 per share, net to the seller, in cash, without interest, upon the terms and subject to the conditions of the Original Offer to Purchase (as defined below). The tender offer was scheduled to expire at 12:00 midnight, New York City time, on June 23, 2005.

     THE COMPANY HAS EXTENDED THE EXPIRATION DATE OF THE TENDER OFFER TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JULY 8, 2005 (THE "EXPIRATION DATE"). THE COMPANY HAS ALSO INCREASED THE PRICE PER SHARE AT WHICH SHAREHOLDERS MAY TENDER THEIR SHARES TO A PRICE NOT GREATER THAN $37.50 NOR LESS THAN $34.75 PER SHARE, WITHOUT INTEREST AND, AS A RESULT, HAS DECREASED THE NUMBER OF ITS SHARES SUBJECT TO THE TENDER OFFER TO 4,316,546.

     The tender offer was originally made upon the terms and subject to the conditions described in the Offer to Purchase dated May 26, 2005, (as amended prior to the date of the Supplement (as defined below), the "Original Offer to Purchase", together with the Supplement to the Offer to Purchase dated June 24, 2005 (the "Supplement"), the "Offer to Purchase") and related Letter of Transmittal (the "Original Letter of Transmittal") previously distributed to shareholders. The Original Offer to Purchase and Original Letter of Transmittal have subsequently been amended and supplemented by the enclosed Supplement and related amended Letter of Transmittal (the "Amended Letter of Transmittal"). The Offer to Purchase and the Amended Letter of Transmittal, as each may be further amended and supplemented from time to time, together constitute the "Offer." Capitalized terms used herein, and not otherwise defined, shall have the meanings assigned to them in the Offer to Purchase. The description of the Offer in this letter is only a summary, and is qualified by all of the terms and conditions of the Offer set forth in the Original Offer to Purchase, the Supplement and the Amended Letter of Transmittal.

     SHAREHOLDERS THAT HAVE ALREADY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE AND CHECKED THE BOX ENTITLED "SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER" ON THE INSTRUCTION FORM PROVIDED TO THEM BY BROKERS, DEALERS, COMMERCIAL BANKS AND OTHER NOMINEES, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO COMPLETE THE ATTACHED INSTRUCTION FORM.

     ALL OTHER PREVIOUS TENDERS OF SHARES BY SHAREHOLDERS UNDER THE BLUE INSTRUCTION FORM PROVIDED TO THEM BY BROKERS, DEALERS, COMMERCIAL BANKS AND OTHER NOMINEES ARE INVALID. FOR THESE SHAREHOLDERS, IF YOU HAVE ALREADY PRO-
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VIDED US WITH INSTRUCTIONS IN CONNECTION WITH THE ORIGINAL OFFER TO PURCHASE,
THOSE INSTRUCTIONS ARE NO LONGER EFFECTIVE. IN ORDER TO PROPERLY TENDER YOUR SHARES YOU MUST PROVIDE US WITH NEW INSTRUCTIONS BY COMPLETING THE ENCLOSED GREEN INSTRUCTION FORM AND DELIVERING IT TO US AS SET FORTH HEREIN BEFORE THE EXPIRATION DATE OF THE OFFER. IF YOU DO NOT COMPLETE THE ENCLOSED GREEN INSTRUCTION FORM AND DELIVER IT TO US FOR RECEIPT IN AMPLE TIME TO PERMIT US TO SUBMIT YOUR TENDERED SHARES ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER.

     On the terms and subject to the conditions of the Offer, PolyMedica will determine a single per Share price, not greater than $37.50 nor less than $34.75 per Share, that it will pay for Shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of Shares tendered and the prices specified by tendering shareholders. PolyMedica will select the lowest purchase price that will allow it to purchase Shares with an aggregate purchase price of $150 million (or, if there are not sufficient Shares that are properly tendered and not properly withdrawn that would yield an aggregate purchase price of $150 million, then all Shares tendered will be purchased at the highest price specified by the tendering shareholders). All Shares properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by PolyMedica, on the terms and subject to the conditions of the Offer, including its proration provisions, "odd lot" provisions and conditional tender provisions. All Shares acquired in the Offer will be acquired at the same purchase price. PolyMedica reserves the right, in its sole discretion, to purchase more than 4,316,546 Shares in the Offer, subject to certain limitations and legal requirements. Shares tendered at prices greater than the purchase price and Shares not purchased because of proration provisions or conditional tenders will be returned to the tendering shareholders at PolyMedica's expense as promptly as practicable after the expiration of the Offer. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of Shares properly tendered is less than or equal to 4,000,000 Shares (or such greater number of Shares as PolyMedica may elect to purchase pursuant to the Offer), PolyMedica will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by PolyMedica all Shares so tendered.

     On the terms and subject to the conditions of the Offer, if the number of Shares properly tendered at prices at or below the purchase price selected by us and not properly withdrawn would have a purchase price in excess of $150 million, we will purchase such Shares (or such greater number of Shares as we may elect to purchase, such additional Shares not to exceed 2% of our outstanding Shares) first, from all shareholders who own beneficially or of record, an aggregate of fewer than 100 Shares (an "Odd Lot Holder") who properly tender all their Shares at or below the purchase price selected by PolyMedica, second, on a pro rata basis from all other shareholders who properly tender Shares at or below the purchase price selected by PolyMedica, subject to any conditional tenders, and third, if necessary to permit PolyMedica to purchase Shares, from holders who have only tendered Shares subject to the condition that a specified minimum number of the holder's Shares are purchased in the Offer as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their Shares) by random lot, to the extent feasible. See Section 1, Section 3 and Section 6 of the Offer to Purchase.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE AMENDED LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     PLEASE INSTRUCT US AS TO WHETHER YOU WISH US TO TENDER ANY OR ALL OF THE SHARES WE HOLD FOR YOUR ACCOUNT ON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

     Please note the following:

     1. You may tender your Shares at prices not greater than $37.50 nor less than $34.75 per Share, as indicated in the attached Instruction Form, net to you in cash, without interest.

     2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

     3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

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     4. The Offer, withdrawal rights and proration period will expire at 12:00 midnight, New York City time, on July 8, 2005, unless PolyMedica further extends the Offer.

     5. The Offer is for up to 4,316,546 Shares, constituting approximately 15.3% of the Shares outstanding as of June 22, 2005.

     6. Tendering shareholders who are registered shareholders or who tender their Shares directly to Equiserve Trust Company will not be obligated to pay any brokerage commissions or fees to PolyMedica or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Amended Letter of Transmittal, stock transfer taxes on PolyMedica's purchase of Shares under the Offer.

     7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Amended Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

     8. If you hold beneficially or of record an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the purchase price before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, PolyMedica, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the purchase price and not properly withdrawn.

     9. If you wish to condition your tender upon the purchase of all Shares tendered or upon PolyMedica's purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. PolyMedica's purchase of Shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned "Conditional Tender" in the attached Instruction Form.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 8, 2005, UNLESS THE OFFER IS FURTHER EXTENDED.

     The Offer is being made solely under the Offer to Purchase and the related Amended Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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                        INSTRUCTION FORM WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                                       BY

                             POLYMEDICA CORPORATION
                                       OF
             UP TO 4,316,546 OUTSTANDING SHARES OF ITS COMMON STOCK
                (INCLUDING THE ASSOCIATED STOCK PURCHASE RIGHTS)
   AT A PURCHASE PRICE NOT GREATER THAN $37.50 NOR LESS THAN $34.75 PER SHARE

     The undersigned acknowledge(s) receipt of your letter, the Original Offer to Purchase, the Supplement and the related Amended Letter of Transmittal (which together as each may be further amended and supplemented, constitute the "Offer"), in connection with the offer by PolyMedica Corporation, a Massachusetts corporation ("PolyMedica"), to purchase for cash up to 4,316,546 shares of its common stock, $0.01 par value per share, including the associated stock purchase rights issued under the Rights Agreement, between PolyMedica and Equiserve Trust Company, dated September 13, 2002 (the "Shares"), at a price, net to the seller in cash, without interest, not greater than $37.50 nor less than $34.75 per Share, specified by the undersigned, on the terms and subject to the conditions of the Offer.

     The undersigned hereby instruct(s) you to tender to PolyMedica the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, on the terms and subject to the conditions of the Offer.

NUMBER OF SHARES TO BE TENDERED: ________ SHARES*

* UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.

CHECK ONLY ONE BOX:

     (1) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

     By checking one of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by PolyMedica for the Shares is less than the price checked below. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by PolyMedica will be purchased at the purchase price. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same Shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                                  [ ]  $37.50
                                  [ ]  $37.25
                                  [ ]  $37.00
                                  [ ]  $36.75
                                  [ ]  $36.50
                                  [ ]  $36.25
                                  [ ]  $36.00
                                  [ ]  $35.75
                                  [ ]  $35.50
                                  [ ]  $35.25
                                  [ ]  $35.00
                                  [ ]  $34.75

                                       OR

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     (2)  SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE
          INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

     By checking the box below instead of one of the boxes under "Shares Tendered at Price Determined by Shareholder," the undersigned hereby tenders Shares at the purchase price, as the same shall be determined by PolyMedica in accordance with the terms of the Offer. Note that this election could have the effect of decreasing the price at which PolyMedica purchases your tendered Shares because Shares tendered using this election will effectively be considered available for purchase at the minimum price of $34.75 per Share. Also, note that this election could result in your Shares being purchased at the minimum tender price of $34.75 per Share.

[ ] The undersigned wants to maximize the chance of having PolyMedica purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by PolyMedica in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $[30.75].

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

                                    ODD LOTS
           (See Instruction 14 of the Amended Letter of Transmittal)

     To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

[ ] By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all of those Shares.

     NOTE THAT ODD LOT HOLDERS MUST ALSO CHECK ONE BOX UNDER (1) OR (2) IN THE
SECTION IMMEDIATELY PRECEDING THIS "ODD LOTS" SECTION. COMPLETING ONLY THIS "ODD LOTS" SECTION IS NOT A VALID TENDER OF SHARES.

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                               CONDITIONAL TENDER
           (See Instruction 13 of the Amended Letter of Transmittal)

     A tendering shareholder may condition his or her tender of Shares upon PolyMedica purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares you indicate below is purchased by PolyMedica pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] The minimum number of Shares that must be purchased, if any are purchased, is:
    ------------------------------ Shares.

     If, because of proration, the minimum number of Shares designated will not be purchased, PolyMedica may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

[ ]  The tendered Shares represent all Shares held by the undersigned.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     POLYMEDICA'S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER POLYMEDICA NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, NOR THE DEALER MANAGER OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. SHAREHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED. IN DOING SO, SHAREHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE, THE SUPPLEMENT AND IN THE RELATED AMENDED LETTER OF TRANSMITTAL. SEE SECTION 2 OF THE OFFER TO PURCHASE. SHAREHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISOR.

     POLYMEDICA'S DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED POLYMEDICA THAT THEY WILL NOT TENDER SHARES IN THE OFFER.

Signature(s):
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Name(s):
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                                 (PLEASE PRINT)

Taxpayer Identification or Social Security Number:
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Address(es):
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                              (INCLUDING ZIP CODE)

Area Code/Phone Number:

                                        6

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Date:
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